EXHIBIT 4.5
                                                                  Execution Copy


                      TROPICAL SPORTSWEAR INT'L CORPORATION
                                     Issuer
                                       and

              EACH OF THE NEW SUBSIDIARY GUARANTORS A PARTY HERETO
                          the New Subsidiary Guarantors
                                       to
                                  SUNTRUST BANK
                                     Trustee


                          Supplemental Indenture No. 1
                           Dated as of August 23, 2000


         Subsidiary Guarantee of 11% Senior Subordinated Notes due 2008



{122852.1}   000052-00233
         SUPPLEMENTAL INDENTURE NO. 1, dated as of August 23, 2000 (this "Supplemental Indenture"), among TROPICAL SPORTSWEAR INT'L CORPORATION, a Florida corporation (the "Company"), TSI BRANDS, INC., a Delaware corporation ("Brands"), TSIL, INC., a Delaware corporation ("TSIL" and together with Brands, each a "New Subsidiary Guarantor" and together, the "New Subsidiary Guarantors") and SUNTRUST BANK, a Georgia banking corporation duly organized and existing under the laws of the State of Georgia, as Trustee (the "Trustee").

                                    RECITALS

         WHEREAS,  the  Company,  each of the  Subsidiary  Guarantors  listed on
Schedule 1 thereto, and the Trustee have heretofore entered into an Indenture dated as of June 24, 1998 (as amended, supplemented or otherwise modified through the date hereof, the "Indenture"), a form of which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, as an exhibit to the Company's Registration Statement on Form S- 4 (Registration No. 333-61967), providing for the issuance from time to time of senior subordinated debt securities of the Company (the "Securities");

         WHEREAS, pursuant to Section 1308 of the Indenture each New Subsidiary Guarantor is required to become a party to the Indenture and provide the Subsidiary Guarantee set forth in Article XIII of the Indenture;

         WHEREAS, Section 901(a) of the Indenture permits the Company, any affected Subsidiary Guarantor and the Trustee to enter into indentures supplemental thereto without the consent of any Holder of Securities to add any additional Subsidiary Guarantors of the Securities;

         WHEREAS, each New Subsidiary Guarantor has determined that its execution, delivery and performance of this Supplemental Indenture directly benefit, and are within the corporate or partnership purposes, as applicable, and best interests of, such New Subsidiary Guarantor;

         WHEREAS, the Board of Directors of each New Subsidiary Guarantor and the Company has duly adopted resolutions authorizing such Subsidiary Guarantor or the Company, as applicable, to execute and deliver this Supplemental Indenture and the Board of Directors of the Subsidiary Guarantor's general partner has duly adopted resolutions authorizing the Subsidiary Guarantor to execute and deliver this Supplemental Indenture; and

         WHEREAS, all other conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Subsidiary Guarantor hereby jointly and severally, fully absolutely, unconditionally and irrevocably guarantees to each Holder of a Security authenticated and delivered by the Trustee, and to the Trustee on behalf of each Holder, the punctual payment and performance when due of all Indenture Obligations which, for purposes of its Subsidiary Guarantee, shall also be deemed to include all commissions, fees, charges, costs and other expenses (including reasonable legal fees and disbursements of counsel) arising out of or incurred by the Trustee or the Holders in connection with the enforcement of any Subsidiary Guarantee.

                                   ARTICLE ONE

                                   DEFINITIONS

         SECTION 1.1. Definitions. For all purposes of this Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires: (a) capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Indenture; and (b) all references herein to Articles and Sections refer to the corresponding Articles and Sections of this Supplemental Indenture.
                                   ARTICLE TWO

                         JOINDER TO SUBSIDIARY GUARANTEE

         Each New Subsidiary Guarantor hereby agrees that it is a "Subsidiary Guarantor" under the Indenture and assumes all obligations of a "Subsidiary Guarantor" thereunder, including, without limitation, all obligations under
Article XIII, all as if the New Subsidiary Guarantor had been an original signatory to the Indenture.

                                  ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

         SECTION 3.1. Ratification of Indenture. Except as expressly modified or amended hereby, the Indenture continues in full force and effect and is in all respects confirmed and preserved.

         SECTION 3.2. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended and shall, to the extent applicable, be governed by such provisions.

         SECTION 3.3. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 3.4. Notices. Any notice required or permitted hereunder or under the Indenture to be given or made to either New Subsidiary Guarantor shall be given or made in writing and mailed, first class postage prepaid, to such New Subsidiary Guarantor at the address set forth below its signature hereon, or at any other address previously furnished in writing to the Trustee and the Company by such New Subsidiary Guarantor, with a copy to the Company given or made in accordance with Section 105 of the Indenture.

         SECTION 3.5. Successors and Assigns. This Supplemental Indenture shall be binding upon each New Subsidiary Guarantor, its successors and assigns and inure to the benefit of the successors and assigns of the Trustee and the Holders.

         SECTION 3.6. Time of the Essence. Time is of the essence with regard to the Subsidiary Guarantor's performance of its obligations hereunder.

         SECTION 3.7. Rights of Holders Limited. Notwithstanding anything herein to the contrary, the rights of Holders with respect to this Supplemental Indenture and the Subsidiary Guarantee shall be limited in the manner and to the extent the rights of Holders are limited under the Indenture with respect to the Indenture and the Securities.



IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first written above.


                          TROPICAL SPORTSWEAR INT'L CORPORATION, as Issuer


                          By:       /s/ N. Larry McPherson
                          Name: N. Larry McPherson
                          Title:  Senior Vice President- Finance and Operations


                          TSI BRANDS, INC., as a New Subsidiary Guarantor


                          By:       /s/ N. Larry McPherson
                          Name: N. Larry McPherson
                          Title: Vice President

                          Address for TSI Brands, Inc.

                          300 Delaware Avenue, Suite 900
                          Wilmington, Delaware 19801


                          TSIL, INC., as a New Subsidiary Guarantor


                          By:       /s/ N. Larry McPherson
                          Name: N. Larry McPherson
                          Title: Vice President

                          Address for TSIL, Inc.

                          300 Delaware Avenue, Suite 1216
                          Wilmington, Delaware 19801


                          SUNTRUST BANK, as Trustee

                          By: /s/ George Hogan
                          Name: George Hogan
                          Title: Vice President